UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  October 17, 2018

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry Into a Material Definitive Agreement

On October 17, 2018, General Moly, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”) under which the Underwriter has agreed to buy on a firm commitment underwritten basis 9,151,000 units (the “Units”) at a price to the public of $0.25 per Unit for gross proceeds of $2,287,750 (the “Offering”). Each Unit consists of one share of common stock (each, a “Share”) and one warrant to purchase one share of common stock (each, a “Warrant”). Each Warrant entitles the holder thereof to purchase one share of common stock (each, a “Warrant Share”) at an exercise price of $0.35 per Warrant Share, is exercisable beginning on the date of issuance, and will expire at 5:00 p.m. (New York City time) on the date that is five years from the date of issuance.

Pursuant to the Underwriting Agreement, the Underwriter is entitled to purchase the Units at a discounted underwriting price of $0.2325 per Unit, representing a 7% discount. In addition, the Company has agreed to issue to the Underwriter or its designees up to a total of 457,550 common stock purchase warrants (the “Compensation Warrants”). Each Compensation Warrant entitles the holder thereof to purchase one share of common stock (each, a “Compensation Warrant Share”) at an exercise price of $0.35 per Compensation Warrant Share, is exercisable beginning on the date of issuance, and will expire at 5:00 p.m. (New York City time) on October 23, 2023. The Offering is expected to close on October 22, 2018, subject to customary closing conditions.

We have granted the Underwriter an option for a period of 45 days to purchase up to an additional 1,372,650 shares of common stock (the “Option Shares”) and/or warrants to purchase up to 1,372,650 shares of common stock (the “Option Warrants”), in any combination thereof, at the public offering price per share of common stock and per warrant, less the underwriting discounts and commissions, solely to cover overallotments, if any.

The Underwriting Agreement contains customary representations, warrants and covenants by the Company, conditions to closing and indemnification provisions, as well as a form of lock-up agreement that has been signed by certain of the Company’s directors and officers, included as Exhibit C to Exhibit 1.1 to this Current Report on Form 8-K.

The net proceeds to the Company from the Offering, after deducting the Underwriters’ expenses, the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants issued in the Offering or the Compensation Warrants, are expected to be approximately $1,900,000.

The Shares, Warrants and Warrant Shares will be issued, and the Option Shares and Option Warrants, if any, will be issued pursuant to a prospectus supplement dated as of October 17, 2018, which was filed with the Securities and Exchange Commission (the “SEC”) in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File

No. 333-217267), which became effective on April 26, 2017, and the base prospectus dated as of April 26, 2017 contained in such registration statement.

The legal opinion of Bryan Cave Leighton Paisner LLP relating to the legality of the issuance and sale of the Shares, Warrants, Warrant Shares, Option Shares and Option Warrants is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the Underwriting Agreement and the Warrants set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Underwriting Agreement and the form of Warrant, which are attached hereto as Exhibits 1.1 and 4.1, respectively, and incorporated herein by reference.

Item 8.01                   Other Events

On October 17, 2018, General Moly, Inc. (the “Company”) issued a press release announcing the pricing of the Offering.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of October 17, 2018, by and between General Moly, Inc. and H. C. Wainwright & Co., LLC.
4.1	Form of Warrant.
5.1	Opinion of Bryan Cave Leighton Paisner LLP.
23.1	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1).
99.1	Press Release of General Moly, Inc. dated October 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: October 19, 2018	By:	/s/ Amanda Corrion
Amanda Corrion
Principal Accounting Officer